FOR IMMEDIATE RELEASE

PEP BOYS ANNOUNCES REVIEW OF STRATEGIC ALTERNATIVES

PHILADELPHIA, PA – June 30, 2015 – The Pep Boys – Manny, Moe & Jack (NYSE: PBY), the nation’s leading automotive aftermarket service and retail chain, today announced that its Board of Directors has commenced a review of strategic alternatives to enhance shareholder value, including a possible sale, merger or other form of business combination or strategic transaction. The Board will be assisted in its review by Rothschild Inc. as its financial advisor and Morgan, Lewis & Bockius LLP as its legal advisor, each of whom has been advising the Board in connection with the various inquiries that have been previously received from third parties expressing an interest in a potential transaction. The Board has determined that, in light of these inquiries, it is appropriate to conduct a strategic review that evaluates Pep Boys’ current long-term business plan against a broad range of alternatives that have the potential to enhance shareholder value.

“The Board is encouraged by the value-enhancing initiatives that our management team has been pursuing and the progress that we have made in growing comparable store sales, driving gross margin returns, reducing expenses, shrinking inventory and unlocking the value of our real estate by rationalizing our store base. We will continue to focus on these value-enhancing opportunities under the leadership of Scott Sider, our new CEO,” said Chairman of the Board Bob Hotz. “However, in keeping with our commitment to act in the best interests of all shareholders, and given that a number of potential strategic and financial buyers have expressed an interest in discussing a transaction with Pep Boys, we have determined that it is prudent to explore strategic alternatives to determine the best opportunities for enhancing shareholder value at this time.”

There is no set timetable for the strategic review process. Further, Pep Boys has not made a decision to pursue a transaction. There can be no assurance that the process described above will result in the consummation of any transaction or, if a transaction is undertaken, as to its terms, structure or timing. Pep Boys does not intend to disclose or comment on further developments regarding its review of possible strategic alternatives unless and until the Board approves a specific action or it otherwise concludes its review of strategic alternatives.

About Pep Boys

Since 1921, Pep Boys has been the nation’s leading automotive aftermarket chain. With over 7,500 service bays in over 800 locations in 35 states and Puerto Rico, Pep Boys offers name-brand tires; automotive maintenance and repair; parts and expert advice for the Do-It-Yourselfer; commercial auto parts delivery; and fleet maintenance and repair. Customers can find the nearest location by calling 1-800-PEP-BOYS (1-800-737-2697) or by visiting www.pepboys.com.

Forward-Looking Statements

This press release contains ““forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding Pep Boys’ future prospects and the Board’s review of potential strategic alternatives, the timing of such review, and the possible outcomes of such review. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These risks include the uncertainty associated with being able to identify and close any strategic transaction, the impact of the announcement of the Board’s review of strategic alternatives, as well as any strategic transaction that is pursued, on Pep Boys’ business, including its financial and operating results, and its employees, suppliers and customers and the other risks detailed in Pep Boys’ filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended January 31, 2015, and subsequent reports filed by Pep Boys with the SEC. The forward-looking statements included in this announcement are made as of the date hereof. Pep Boys is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise, except as otherwise may be required by the federal securities laws.

Important Additional Information and Where to Find It

The Pep Boys – Manny, Moe & Jack, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Pep Boys’ shareholders in connection with the matters to be considered at Pep Boys’ 2015 Annual Meeting. On June 3, 2015, Pep Boys filed a revised definitive proxy statement (as it may be amended and supplemented from time to time, the “Proxy Statement”) and definitive form of proxy card with the SEC in connection with such solicitation of proxies from Pep Boys’ shareholders. On June 15, 2015 Pep Boys filed with the SEC a supplement to the Proxy Statement (the “Supplement”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE SUPPLEMENT THERETO AND OTHER DOCUMENTS FILED BY PEP BOYS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including the schedules and appendices thereto. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, are set forth in the Supplement. Shareholders can obtain the Proxy Statement, the Supplement thereto and any amendments thereto as well as any other documents filed by Pep Boys with the SEC for no charge at the SEC’s website at www.sec.gov. Shareholders will be able to obtain, free of charge, copies of the 2015 Proxy Statement, the Supplement and any other documents filed by Pep Boys with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (www.sec.gov), at Pep Boys’ website (www.pepboys.com) or by writing to Pep Boys’ Corporate Secretary at The Pep Boys —Manny, Moe & Jack., 3111 West Allegheny Avenue, Philadelphia, PA 19132, by calling Pep Boys’ Corporate Secretary at (215) 430-9169, or by contacting Pep Boys’ proxy solicitor, MacKenzie Partners, Inc., toll free at 1-800-322-2885.

Contact:

Brian D. Zuckerman

(215) 430-9169